Exhibit 99.1

Dana Second-Quarter 2014 Results Reflect Continued Strong Operating

Performance; Company Affirms Guidance

•	Sales of $1.71 billion

•	Net income attributable to Dana of $86 million

•	Adjusted EBITDA of $205 million, providing a margin of 12.0 percent, a 10 basis-point improvement compared with 2013

•	Strong free cash flow of $133 million

•	Commenced conversion of outstanding Series B preferred stock, further simplifying capital structure

•	Repurchased $49 million of common stock

•	Continued winning business in second quarter

•	Recognized for superior product quality, customer satisfaction

MAUMEE, Ohio, July 24, 2014 – Dana Holding Corporation (NYSE: DAN) today announced results for the second quarter of 2014 that reflect strong operating performance.

Sales for the quarter were $1.71 billion, compared with $1.80 billion for the same period in 2013. The effects of weaker currencies, principally in South America and Asia, lowered sales by about $28 million. Stronger production levels in the North American light- and commercial-vehicle markets were tempered by slowing demand in South America and India. Weak off-highway market demand, which accelerated in the latter part of 2013, extended into the current quarter.

Net income for the quarter was $86 million, compared with $92 million for the same period in 2013, reflecting the impact of lower sales in the quarter mitigated by continued favorable cost performance. Diluted adjusted earnings per share (EPS) was $0.58, compared with $0.54 in the second quarter of 2013, largely reflecting execution of the company’s share repurchase program.

Adjusted EBITDA for the quarter was $205 million – or 12 percent – which was 10 basis points higher than the same period in 2013.

Dana generated strong free cash flow of $133 million in the quarter, compared with $160 million in 2013, which benefited from a $26 million receipt of previously accrued interest on a notes receivable payment.

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“Despite the challenging economic environment in some of our markets, Dana’s second-quarter results came in as we had expected, and we remain on track to deliver our top- and bottom-line targets for the fiscal year,” said Mr. Wood. “We continue to focus on disciplined cost and investment actions to improve margin performance, as well as our product technology and growth strategy that is positioning us well for the future.”

Business Unit Results for the Second Quarter

Light Vehicle Driveline Technologies

Sales were $636 million in the second quarter of 2014, compared with $673 million last year. Similar to last quarter, increased end-market demand for light trucks in North America and Europe was muted by unfavorable currency, principally in South America, as well as weak demand in South America, India, and Thailand. Segment EBITDA for the quarter was $76 million, or 11.9 percent of sales, compared with segment EBITDA of $71 million in the second quarter of 2013. Segment EBITDA in the current quarter also reflected a $7 million currency recovery related to Venezuela, partially offsetting the devaluation charge of $17 million that was recognized in the first quarter of this year.

Commercial Vehicle Driveline Technologies

Sales were $463 million in the second quarter of 2014, compared with $498 million last year. Improved end-market demand in North America was offset by declines in South America, primarily in Brazil. Segment EBITDA for the second quarter of 2014 was $47 million, or 10.2 percent of sales, compared with last year’s segment EBITDA of $61 million.

Off-Highway Driveline Technologies

Sales were $335 million in the second quarter of 2014, compared with $364 million last year. Consistent with the first quarter of this year, favorable currency, reflecting the strength of the Euro, was offset by lower demand, principally in the mining and agricultural equipment markets, when compared with 2013. Segment EBITDA for the second quarter of 2014 was $46 million, or 13.7 percent of sales, representing a margin improvement of 110 basis points when compared with last year’s segment EBITDA of $46 million. Continued execution of strong cost-performance actions in this segment offset the impact of lower sales volumes.

Power Technologies

Sales were $276 million in the second quarter of 2014, compared with $265 million last year, reflecting improved market demand in both North America and Europe. Segment EBITDA for the second quarter of 2014 was $39 million, or 14.1 percent of sales, in line with last year’s performance.

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Continued Execution of Common Share Repurchase Program

In the second quarter of 2014, Dana repurchased 2.2 million shares of its common stock, returning $49 million to shareholders. Since the inception of the program in October 2012, Dana has returned $942 million in share repurchase and redemptions under its $1 billion repurchase authorization.

Conversion of Series B Preferred Stock

In July, the market price of Dana’s common shares provided the option to effect the mandatory conversion of the company’s outstanding Series B preferred stock. This action further simplifies the company’s capital structure and reflects the increase of the company’s overall value to shareholders. Conversion of the preferred shares is expected to be completed by the end of the third quarter of this year.

Company Affirms Guidance

Dana has affirmed and refined its financial targets for full-year 2014, in line with guidance provided at the end of the first quarter of this year:

•	Sales of approximately $6.8 billion;

•	Adjusted EBITDA of approximately $760 million;

•	Adjusted EBITDA as a percent of sales of approximately 11.2 percent;

•	Diluted adjusted EPS of approximately $1.92 to $1.95 (excluding the impact of share repurchases after June 30, 2014);

•	Capital spending of approximately $230 million; and

•	Free cash flow of $275 to $295 million.

“Our sales outlook for 2014 is in line with our first quarter guidance,” said Mr. Wood. “While we expect market volumes in several of our end-user markets and regions to be stable or up slightly, we anticipate continued weakness in our global off-highway markets and the South American light- and commercial-vehicle markets, which will remain a headwind through the end of this year.”

Dana Secures Replacement Business with Major Customers Globally

By providing technology solutions that target specific market-value drivers for our customers, such as fuel economy, emissions control, and cost of ownership, Dana has positioned itself as a partner of choice in the industry. The company has secured significant replacement business with major customers, including Deere, Ford, Land Rover, Nissan, PSA Peugeot Citroën, Toyota, and Volkswagen. This business represents content supplied to facilities in the U.S., Europe, South Africa, and South America.

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Dana Recognized by Customers around the World

During the quarter, Dana received multiple customer awards highlighting its superior performance in product quality and customer satisfaction. The Sorocaba, Brazil, facility was presented with the Toyota Quality Excellence Performance Award and Dana’s Bogota, Colombia, facility was recognized by General Motors Co. as Supplier of the Year in the powertrain and chassis category.

In addition, Hino Trucks recognized Dana with its Excellence in Quality Improvement Award. The company supplies driveshafts to Hino from assembly facilities in Lima, Ohio, and Jodalli, Karnataka, India, for use on a wide range of Hino medium-duty trucks as well as Toyota Tundra pickup trucks.

PSA Peugeot Citroën, DAF, and Caterpillar also recognized Dana’s Power Technologies facilities in Guiscard, France; Neu-Ulm, Germany; and Robinson, Ill., respectively.

Dana to Host Conference Call at 11 a.m. Today

Dana will discuss its second quarter in a conference call at 11 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter 69115606. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 7 p.m. today; dial 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and enter 69115606. A webcast replay will be available after 7 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). Adjusted EBITDA is a primary driver of cash flows from operations and a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

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Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs 23,000 people in 26 countries on six continents. In 2013, Dana generated sales of $6.8 billion. For more information, please visit dana.com.

Investor Contact	Media Contact
Craig Barber: 419.887.5166	Jeff Cole: 419.887.3535

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2014 and 2013

	Three Months Ended
	June 30,
(In millions except per share amounts)	2014	2013
Net sales	$1,710	$1,800
Costs and expenses
Cost of sales	1,462	1,541
Selling, general and administrative expenses	108	105
Amortization of intangibles	10	18
Restructuring charges, net	3	4
Other income, net	21	18

Income from continuing operations before interest expense and income taxes	148	150
Interest expense	29	21

Income from continuing operations before income taxes	119	129
Income tax expense	33	35
Equity in earnings of affiliates	6	3

Income from continuing operations	92	97
Loss from discontinued operations	(2)	(1)

Net income	90	96
Less: Noncontrolling interests net income	4	4

Net income attributable to the parent company	86	92
Preferred stock dividend requirements	2	7

Net income available to common stockholders	$84	$85

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.55	$0.59
Loss from discontinued operations	$(0.01)	$(0.01)
Net income	$0.54	$0.58
Diluted:
Income from continuing operations	$0.50	$0.44
Loss from discontinued operations	$(0.01)	$—
Net income	$0.49	$0.44
Weighted-average common shares outstanding
Basic	156.7	145.9
Diluted	175.1	211.9
Dividends declared per common share	$0.05	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	Six Months Ended
	June 30,
(In millions except per share amounts)	2014	2013
Net sales	$3,398	$3,476
Costs and expenses
Cost of sales	2,916	3,003
Selling, general and administrative expenses	213	208
Amortization of intangibles	23	37
Restructuring charges, net	12	6
Other income, net	15	20

Income from continuing operations before interest expense and income taxes	249	242
Interest expense	59	42

Income from continuing operations before income taxes	190	200
Income tax expense	67	62
Equity in earnings of affiliates	7	7

Income from continuing operations	130	145
Income (loss) from discontinued operations	(3)	1

Net income	127	146
Less: Noncontrolling interests net income	7	12

Net income attributable to the parent company	120	134
Preferred stock dividend requirements	5	15

Net income available to common stockholders	$115	$119

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.77	$0.80
Income (loss) from discontinued operations	$(0.02)	$0.01
Net income	$0.75	$0.81
Diluted:
Income from continuing operations	$0.70	$0.62
Income (loss) from discontinued operations	$(0.02)	$0.01
Net income	$0.68	$0.63
Weighted-average common shares outstanding
Basic	153.7	146.9
Diluted	176.0	213.1
Dividends declared per common share	$0.10	$0.10

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended June 30, 2014 and 2013

	Three Months Ended
	June 30,
(In millions)	2014	2013
Net income	$90	$96
Less: Noncontrolling interests net income	4	4

Net income attributable to the parent company	86	92

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	14	(47)
Hedging gains and losses	1	(6)
Investment and other gains and losses	3	(10)
Defined benefit plans	3	6

Other comprehensive income (loss) attributable to the parent company	21	(57)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	1	(3)

Other comprehensive income (loss) attributable to noncontrolling interests	1	(3)

Total comprehensive income attributable to the parent company	107	35
Total comprehensive income attributable to noncontrolling interests	5	1

Total comprehensive income	$112	$36

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	Six Months Ended
	June 30,
(In millions)	2014	2013
Net income	$127	$146
Less: Noncontrolling interests net income	7	12

Net income attributable to the parent company	120	134

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	2	(64)
Hedging gains and losses	1	(3)
Investment and other gains and losses	3	(9)
Defined benefit plans	10	14

Other comprehensive income (loss) attributable to the parent company	16	(62)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments		(5)

Other comprehensive loss attributable to noncontrolling interests	—	(5)

Total comprehensive income attributable to the parent company	136	72
Total comprehensive income attributable to noncontrolling interests	7	7

Total comprehensive income	$143	$79

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of June 30, 2014 and December 31, 2013

	June 30,	December 31,
(In millions except share and per share amounts)	2014	2013
Assets
Current assets
Cash and cash equivalents	$1,172	$1,256
Marketable securities	168	110
Accounts receivable
Trade, less allowance for doubtful accounts of $6 in 2014 and $7 in 2013	925	793
Other	135	223
Inventories	727	670
Other current assets	131	113

Total current assets	3,258	3,165
Goodwill	105	106
Intangibles	205	227
Other noncurrent assets	198	196
Investments in affiliates	202	210
Property, plant and equipment, net	1,244	1,225

Total assets	$5,212	$5,129

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$37	$57
Accounts payable	906	804
Accrued payroll and employee benefits	155	161
Accrued restructuring costs	11	14
Taxes on income	54	35
Other accrued liabilities	197	197

Total current liabilities	1,360	1,268
Long-term debt	1,568	1,567
Pension and postretirement obligations	511	530
Other noncurrent liabilities	347	351

Total liabilities	3,786	3,716

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 47,500,000 shares authorized Series B, $0.01 par value, 2,013,180 and 3,803,774 shares outstanding	197	372
Common stock, $0.01 par value, 450,000,000 shares authorized, 155,799,361 and 145,338,342 outstanding	2	2
Additional paid-in capital	3,028	2,840
Accumulated deficit	(713)	(812)
Treasury stock, at cost (24,166,118 and 18,742,288 shares)	(481)	(366)
Accumulated other comprehensive loss	(711)	(727)

Total parent company stockholders’ equity	1,322	1,309
Noncontrolling equity	104	104

Total equity	1,426	1,413

Total liabilities and equity	$5,212	$5,129

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2014 and 2013

	Three Months Ended
	June 30,
(In millions)	2014	2013
Operating activities
Net income	$90	$96
Depreciation	41	40
Amortization of intangibles	12	21
Amortization of deferred financing charges	2	2
Unremitted earnings of affiliates	5	(2)
Stock compensation expense	5	4
Deferred income taxes	(4)	2
Pension contributions, net	(3)	(4)
Interest payment received on payment-in-kind note receivable		26
Change in working capital	49	25
Other, net	(4)	(8)

Net cash provided by operating activities (1)	193	202

Investing activities
Purchases of property, plant and equipment (1)	(60)	(42)
Acquisition of business		(4)
Principal payment received on payment-in-kind note receivable		33
Purchases of marketable securities	(22)	(63)
Proceeds from sales of marketable securities	1	24
Proceeds from maturities of marketable securities		4
Proceeds from sale of business	9
Other	(1)	5

Net cash used in investing activities	(73)	(43)

Financing activities
Net change in short-term debt	5	2
Proceeds from letters of credit	12
Repayment of letters of credit	(6)
Proceeds from long-term debt		4
Repayment of long-term debt	(7)	(18)
Deferred financing payments		(3)
Dividends paid to preferred stockholders	(2)	(7)
Dividends paid to common stockholders	(16)	(15)
Distributions paid to noncontrolling interests	(1)	(1)
Repurchases of common stock	(49)	(62)
Payments to acquire noncontrolling interests
Other	(1)	3

Net cash used in financing activities	(65)	(97)

Net increase in cash and cash equivalents	55	62
Cash and cash equivalents – beginning of period	1,116	981
Effect of exchange rate changes on cash balances	1	(13)

Cash and cash equivalents – end of period	$1,172	$1,030

(1)	Free cash flow of $133 in 2014 and $160 in 2013 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	Six Months Ended
	June 30,
(In millions)	2014	2013
Operating activities
Net income	$127	$146
Depreciation	81	82
Amortization of intangibles	27	43
Amortization of deferred financing charges	3	3
Unremitted earnings of affiliates	6	(6)
Stock compensation expense	9	9
Deferred income taxes	(5)
Pension contributions, net	(5)	(20)
Interest payment received on payment-in-kind note receivable	40	26
Change in working capital	(96)	(84)
Other, net	6	(12)

Net cash provided by operating activities (1)	193	187

Investing activities
Purchases of property, plant and equipment (1)	(96)	(71)
Acquisition of business		(8)
Principal payment received on payment-in-kind note receivable	35	33
Purchases of marketable securities	(57)	(66)
Proceeds from sales of marketable securities	1	24
Proceeds from maturities of marketable securities	2	5
Proceeds from sale of business	9
Other	3	8

Net cash used in investing activities	(103)	(75)

Financing activities
Net change in short-term debt	(5)	(1)
Proceeds from letters of credit	12
Repayment of letters of credit	(6)
Proceeds from long-term debt	1	57
Repayment of long-term debt	(19)	(48)
Deferred financing payments		(3)
Dividends paid to preferred stockholders	(4)	(15)
Dividends paid to common stockholders	(16)	(15)
Distributions paid to noncontrolling interests	(2)	(2)
Repurchases of common stock	(113)	(86)
Payments to acquire noncontrolling interests		(7)
Other		3

Net cash used in financing activities	(152)	(117)

Net decrease in cash and cash equivalents	(62)	(5)
Cash and cash equivalents – beginning of period	1,256	1,059
Effect of exchange rate changes on cash balances	(22)	(24)

Cash and cash equivalents – end of period	$1,172	$1,030

(1)	Free cash flow of $97 in 2014 and $116 in 2013 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2014 and 2013

	Three Months Ended
	June 30,
(In millions)	2014	2013
Sales
Light Vehicle	$636	$673
Commercial Vehicle	463	498
Off-Highway	335	364
Power Technologies	276	265

Total Sales	$1,710	$1,800

Segment EBITDA
Light Vehicle	$76	$71
Commercial Vehicle	47	61
Off-Highway	46	46
Power Technologies	39	39

Total Segment EBITDA	208	217
Corporate expense and other items, net	(3)	(2)

Adjusted EBITDA	$205	$215

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	Six Months Ended
	June 30,
(In millions)	2014	2013
Sales
Light Vehicle	$1,254	$1,292
Commercial Vehicle	920	956
Off-Highway	676	707
Power Technologies	548	521

Total Sales	$3,398	$3,476

Segment EBITDA
Light Vehicle	$106	$112
Commercial Vehicle	91	102
Off-Highway	88	87
Power Technologies	83	75

Total Segment EBITDA	368	376
Corporate expense and other items, net	2	(3)

Adjusted EBITDA	$370	$373

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended June 30, 2014 and 2013

	Three Months Ended
	June 30,
(In millions)	2014	2013
Segment EBITDA	$208	$217
Corporate expense and other items, net	(3)	(2)

Adjusted EBITDA	205	215
Depreciation	(41)	(40)
Amortization of intangibles	(12)	(21)
Restructuring	(3)	(4)
Strategic transaction expenses and other items	1	(4)
Write-off of deferred financing costs		(2)
Recognition of unrealized gain on payment-in-kind note receivable		5
Stock compensation expense	(5)	(4)
Interest expense, net	(26)	(16)

Income from continuing operations before income taxes	119	129
Income tax expense	33	35
Equity in earnings of affiliates	6	3

Income from continuing operations	92	97
Loss from discontinued operations	(2)	(1)

Net income	$90	$96

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	Six Months Ended
	June 30,
(In millions)	2014	2013
Segment EBITDA	$368	$376
Corporate expense and other items, net	2	(3)

Adjusted EBITDA	370	373
Depreciation	(81)	(82)
Amortization of intangibles	(27)	(43)
Restructuring	(12)	(6)
Strategic transaction expenses and other items		(6)
Write-off of deferred financing costs		(2)
Recognition of unrealized gain on payment-in-kind note receivable	2	5
Stock compensation expense	(9)	(9)
Interest expense, net	(53)	(30)

Income from continuing operations before income taxes	190	200
Income tax expense	67	62
Equity in earnings of affiliates	7	7

Income from continuing operations	130	145
Income (loss) from discontinued operations	(3)	1

Net income	$127	$146

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2014 and 2013

	Three Months Ended
	June 30,
(In millions except per share amounts)	2014	2013
Net income attributable to parent company	$86	$92
Restructuring charges (1)	2	6
Amortization of intangibles (1)	10	17
Non-recurring items (1)	3

Adjusted net income	$101	$115

Diluted shares—as reported	175	212

Adjusted diluted shares	175	212

Diluted adjusted EPS	$0.58	$0.54

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	Six Months Ended
	June 30,
(In millions except per share amounts)	2014	2013
Net income attributable to parent company	$120	$134
Restructuring charges (1)	11	8
Amortization of intangibles (1)	21	34
Non-recurring items (1)	6	(2)

Adjusted net income	$158	$174

Diluted shares—as reported	176	213

Adjusted diluted shares	176	213

Diluted adjusted EPS	$0.90	$0.82

(1)	Amounts are net of associated tax effect.